DUNCAN, BLUM & ASSOCIATES
                                ATTORNEYS AT LAW
                             cduncan@sprintmail.com

Carl N. Duncan                                                     David E. Blum
5718 Tanglewood Drive                                  1863 Kalorama Road,  N.W.
Bethesda, Maryland 20817                                  Washington, D.C. 20009
(301) 263-0200                                                     (202)232-6220
(301) 263-0300 (Fax)                                         (202) 232-7891(Fax)

                                October 19, 2000

                                                                     EXHIBIT 5.1

ETRAVNET.COM, Inc.
560 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

Re: ETRAVNET.COM, Inc. Registration Statement on Form S-3 Relating to the Offer and Sale of 1,382,780 Shares of Common Stock
      --------------------------------------------------

Ladies and Gentlemen:

      Since March 31, 2000, this firm has acted as securities counsel for ETRAVNET.COM, Inc. (the "Company"), a New York corporation, in connection with the registration under the Securities Act of 1933, as amended, of up to 1,382,780 shares of common stock of beneficial interest, par value $.01 per share (the "Shares"), in the Company. Such Shares are as described in the Registration Statement filed on the date hereof on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (together with all amendments thereto) (the "Registration Statement"), proposed to be sold by the denoted selling shareholders, not the Company, pursuant to the referenced Registration Statement.

      You have requested our opinion regarding the legality of the Shares registered pursuant to the Registration Statement. We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates or public officials, certificates of the officers or other representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written factual representations of officers and directors, including (but not limited to) statements contained in the Registration Statement.

      Our opinions, insofar as they address issues of New York law, are based solely upon our review of (i) the records of the Company; (ii) the New York General Business Law; and (iii) a certified copy of the Company's December 4, 1981 Articles of Incorporation and September 28, 1999 and August 22, 2000 Certificates of Amendment thereto. We do not express our opinion herein concerning any law other than the laws of New York and the United States.

      We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

      Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares are issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

      We are of the opinion that:

1. The Company is a duly organized, validly existing corporation under the laws of the State of New York.

2. The Shares of the Company to be offered pursuant to the Prospectus forming a part of the Registration Statement are validly authorized and, when sold, will be validly issued, fully paid and non-assessable under the law of New York.

      We hereby consent to the reference to our firm in the "Legal Matters" section of the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.


                                    DUNCAN, BLUM & ASSOCIATES



                                    By:/s/ Carl N. Duncan
                                       -----------------------------------
                                           Carl N. Duncan, Managing Partner